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                                                                EXHIBIT 16.1









                              FRANCIS & CO., CPAS




                                 July 29, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


     Re:   Carolina Community Bancshares, Inc.
           Latta, SC File: 33-97778

Gentlemen:

     We were previously the principal accountants for Carolina Community Bancshares, Inc. and its wholly-owned subsidiary. In our report dated February 29, 1996, we reported on the consolidated financial statements of Carolina Community Bancshares, Inc. for the year ended December 31, 1995. In a letter dated July 1, 1996, Carolina Community Bancshares, Inc. notified us that our appointment as principal accountant was terminated.

     We have read Carolina Community Bancshares, Inc.'s statements included under Item 4 of its Form 8-K dated July 3, 1996, and Amendment No. 1 to Form 8-K, dated July 29, 1996, and we agree with such statements.

                                                Very truly yours,


                                                /s/ Eddie Y. Francis
                                                --------------------------
                                                Eddie Y. Francis



cc:  R. Walt Brown, President
     Carolina Community Bancshares, Inc.